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                                                                    Exhibit 3.1

                                STATE OF DELAWARE
                            CERTIFICATE OF CONVERSION
                         FROM A NON-DELAWARE CORPORATION
                            TO A DELAWARE CORPORATION
                         PURSUANT TO SECTION 265 OF THE
                        DELAWARE GENERAL CORPORATION LAW

1) The jurisdiction where the Non-Delaware Corporation was first formed is the Netherlands Antilles.

2) The jurisdiction immediately prior to filing this Certificate is the Netherlands Antilles.

3)       The date the Non-Delaware Corporation first formed is June 19, 1987.

4) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Fuel-Tech N.V.

5) The name of the Corporation as set forth in the Certificate of Incorporation is Fuel Tech, Inc.

6) The conversion of Fuel-Tech N.V. to Fuel Tech, Inc. shall be effective as of 5:00 p.m. Eastern Time on September 30, 2006.

         IN WITNESS THEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate on the 25th day of September, A.D. 2006.




                                  By: /s/ Charles W. Grinnell
                                      --------------------------------------
                                  Name: Charles W. Grinnell
                                  Title: Vice President